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      AGREEMENT dated as of December 4, 1997 (the "AGREEMENT"), between ARM
FINANCIAL GROUP, INC., a Delaware corporation (the "COMPANY"), and Robert H. Scott (the "EXECUTIVE").

     WHEREAS, the Executive is currently employed by the Company in various capacities and is rendering valuable services to the Company. The parties desire to enter into this Agreement to provide certain assured severance benefits to the Executive in the event of a Change in Control, as defined below, to further the Company's aims to retain the Executive during an actual or attempted Change in Control and to assure fair treatment of the Executive in the event of a Change in Control;

     NOW, THEREFORE, in order to induce the Executive to remain in his present employment and in consideration of his agreement to continue his employment subject to the terms and conditions hereof, this Agreement sets forth the payments which the Company agrees will be provided to the Executive in the event his employment is terminated in connection with a Change in Control.

     1.   DEFINITIONS

          1.1 ANNUAL BONUS means the annual bonus awarded pursuant to the bonus plan under which the cash bonuses of executives of the Company are awarded (excluding any bonus under the Company's Sale Bonus Plan) or, if such amount is not yet known, the most recent bonus awarded pursuant to such plan as of either the Change in Control Date or the date on which the Executive's employment is terminated, whichever is greater.

          1.2 CAUSE. Termination for "CAUSE" shall mean termination of the Executive's employment because of:

               (i) any act or omission that constitutes a material breach by the Executive of any of his material obligations under this Agreement (other than by reason of his death or Permanent Disability);

               (ii) the continued failure or refusal of the Executive to perform the material duties required of him as an employee of the Company (other than by reason of his death or Permanent Disability);

               (iii) any willful material violation by the Executive of any law or regulation applicable to the business of the Company or any of its subsidiaries, or the Executive's conviction of a felony, or any willful perpetration by the Executive of a common law fraud; or

               (iv) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates;


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PROVIDED, HOWEVER, that if any such Cause relates to the Executive's obligations under this Agreement and (x) is susceptible to cure and (y) does not constitute a repetition of such Cause, the Company shall not terminate the Executive's employment hereunder unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination, and the Executive has not, within 10 business days following receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 10 business day period, the Executive has not taken all reasonable steps within such 10 business day period to cure such Cause as promptly as practicable thereafter.

          1.3 GOOD REASON shall mean any of the following (without the Executive's prior written consent):

               (i) a decrease in the Executive's base rate of compensation or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment; or

               (ii) a relocation of the Executive's principal place of business outside the Louisville, Kentucky metropolitan area and the Company fails to agree to reimburse the Executive for reasonable relocation expenses on an after-tax basis.

          1.4 CHANGE IN CONTROL means the acquisition, directly or indirectly through merger or otherwise in a single transaction or a series of transactions, by a Third Party, of equity securities of the Company entitling such Third Party, to elect a majority of the members of the Board of Directors or a sale of all or substantially all of the assets of the Company to a Third Party.

          1.5 CHANGE IN CONTROL DATE means the date on which a Change in Control is consummated.

          1.6 PERMANENT DISABILITY means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity shall exist, or in the opinion of an independent physician is reasonably likely to exist, for any continuous period of 180 days.

          1.7 THIRD PARTY means any person, entity or group (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that are not, directly or indirectly through one or more intermediaries, in control of, controlled by, or under common control with, the Company, Morgan Stanley, Dean Witter, Discover & Co., The Morgan Stanley Leveraged Equity Fund II, L.P. or Morgan Stanley Capital Partners III, L.P.


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     2.   EFFECTIVENESS OF AGREEMENT

          This Agreement shall become effective as of the date first set forth above (the "EFFECTIVE DATE") and shall terminate on the second anniversary of the Change in Control Date. The period commencing on the Change in Control Date and ending on the second anniversary thereof is hereinafter referred to as the "PROTECTED PERIOD".

     3.   COMPENSATION

          3.1 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If, during the Protected Period, the Executive's employment is terminated (except in the event of death or Permanent Disability): (i) by the Company other than for Cause; or
(ii) by the Executive for "Good Reason," the Company shall make a lump sum payment to the Executive in an amount equal to the sum of (i) and (ii) below:

               (i) two times (A) the sum of (x) the higher of the Executive's annual base salary in effect on the Change in Control Date or his annual base salary in effect on the date of termination of his employment plus (y) the Executive's Annual Bonus, multiplied by (B) a fraction, the numerator which is equal to the number of months remaining in the Protected Period and the denominator of which is equal to 24; PROVIDED, that in no event shall such payment be less than 50% of the Executive's annual base salary plus Annual Bonus; and

               (ii) to the extent not previously paid to the Executive, an amount equal to the Executive's Annual Bonus multiplied by a fraction the numerator of which is the number of days that have elapsed during the calendar year up to and including the date of termination and the denominator of which is 365.

          3.2 OTHER TERMINATIONS. In the event of the termination of the Executive's employment with the Company for any reason other than as specified in Section 3.1, the Company shall have no obligation to the Executive pursuant to this Agreement.

          3.3 ACCRUED AND UNPAID ANNUAL BONUS. In the event that the employment of the Executive is terminated by the Company following the expiration of the Protected Period, the Executive shall be entitled to receive any accrued but unpaid Annual Bonus representing any portion of the Protected Period on the date of such termination.

     4.   NONSOLICITATION; CONFIDENTIALITY; NONCOMPETITION

          4.1 NONSOLICITATION. During the Protected Period (whether or not the Executive remains an employee of the Company (or its successor)), the Executive shall not, without the


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prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (x) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or key consultant of, the Company or any of its subsidiaries (in the case of a consultant, only if such solicitation or enticement is reasonably likely to cause a termination of or otherwise materially interferes with the continued relationship between the Company and such consultant); or (y) solicit or endeavor to entice away from the Company or any of its subsidiaries any existing or reasonably anticipated (to the general knowledge of the Executive or the public) policy, contract or other business with any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of the Executive or the public) to become a customer or client) of the Company or any of its subsidiaries.

          4.2 CONFIDENTIALITY. The Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the management of the Company or otherwise in the public domain, with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products or services), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by the Executive in violation of his agreements under this Section 4.2 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

          4.3 NO COMPETING EMPLOYMENT. During the Protected Period, the Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company or any of its subsidiaries, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated (to the general knowledge of the Executive or the public) to become a competitor) of the Company or any of its subsidiaries in the businesses in which the Company or any of its subsidiaries is engaged; PROVIDED, HOWEVER, that this Section 4.3 shall not apply in the event that the Executive's employment is terminated by the Company


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without Cause or by the Executive with Good Reason. For purposes of this Section
4.3 only, "Good Reason" shall include a termination by the Executive as a result of his refusal to relocate even if the Company has agreed to reimburse him for his reasonable relocation expenses. Notwithstanding anything contained in this
Section 4.3 to the contrary, the period of applicability of this Section 4.3 shall be extended an additional day for each day on which the Executive is in breach of this Section 4.3.

          4.4 EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.

          4.5 LIMITATION ON COMMENTS. At no time during or after the Protected Period shall the Executive utter, issue or circulate any false, inappropriate or disparaging statements, remarks or rumors about the Company, The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P. or Morgan Stanley Capital Partners, the private equity unit of Morgan Stanley, Dean Witter, Discover & Co. Similarly, at no time during the Protected Period or thereafter shall the Company, The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P., or Morgan Stanley Capital Partners, the private equity unit of Morgan Stanley, Dean Witter, Discover & Co., utter, issue or circulate any false, inappropriate or disparaging statements, remarks or rumors about the Executive.

          4.6 INJUNCTIVE RELIEF. Without intending to limit the remedies available to the parties hereto, the parties acknowledge that a breach of any of the covenants contained in this Section 4 by the other (in the case of the Executive, a breach of Section 4.1, 4.2, 4.3, 4.4 or 4.5 and in the case of the Company, a breach of Section 4.5) may result in material and irreparable injury to the other party for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the damaged party shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the breaching party from engaging in activities prohibited by this
Section 4 or such other relief as may be required specifically to enforce any of the covenants in this Section 4. If for any reason, it is held that the restrictions under this Section 4 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 4 as will render such restrictions valid and enforceable.

     5. ARBITRATION

          Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in Louisville, Kentucky before one arbitrator of exemplary qualifications and stature, who shall be


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selected jointly by the Company and the Executive, or, if the Company and the
Executive cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (PROVIDED that any arbitrator selected by the American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Company or the Executive or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company shall bear all expenses of the arbitrator incurred in any arbitration hereunder and shall reimburse the Executive for any related reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration; PROVIDED that such legal fees are calculated on an hourly, and not on a contingency fee, basis; and PROVIDED, FURTHER, that the Executive shall bear all expenses of the arbitrator and all of his legal fees and out-of-pocket expenses (and reimburse the Company for its portion of such expenses) if the arbitrator or relevant trier-of-fact determines that the Executive's claim or position was frivolous and without reasonable foundation.

     6. MISCELLANEOUS

          6.1 NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

          To the Company:

               ARM Financial Group, Inc.
               515 W. Market Street
               Louisville, Kentucky 40202
               Telecopier No.: (502) 582-7903
               Attention: Co-Chairman of the Board

          To the Executive:

               ARM Financial Group, Inc.
               515 W. Market Street
               Louisville, Kentucky 40202
               Telecopier No.: (502) 582-7903

or to such other address as either party may have furnished to the other in writing in accordance herewith. All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt,
(ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.


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          6.2  SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          6.3 ASSIGNMENT. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company's business and properties (or portion thereof in which the Executive is employed). Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive. Any business entity succeeding to substantially all of the business of the Company by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by and shall adopt and assume this Agreement and the Company shall obtain the assumption of this Agreement by such successor.

          6.4 ENTIRE AGREEMENT. Except as expressly set forth herein, this Agreement represents the entire agreement of the parties concerning the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

          6.5 WITHHOLDING. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

          6.6 GOVERNING LAW. This Agreement shall be governed by in accordance with the laws of the State of New York.

          6.7 EXPIRATION DATE. This Agreement shall terminate and be null, void and of no further force or effect in the event that a Change in Control has not occurred by June 30, 1998, (unless the parties otherwise agree in writing to a later date).

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          6.8  SURVIVAL. Subject to Section 6.7, Sections 3.3, 4, 5 and 6.2
shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

                                        ARM FINANCIAL GROUP, INC.

                                        By: /s/ Frank V. Sica
                                           -----------------------
                                           Name:
                                           Title:

                                        EXECUTIVE

                                        /s/ Robert H. Scott
                                        --------------------------
                                        Robert H. Scott